UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 1

Pro Travel Network, Inc.

(Name of small business issuer in our charter)

      Nevada                            4700                   68-0571584

       -------                             ----                             ----------

(State or other jurisdiction of    (Primary Standard Industrial      IRS I.D.

incorporation or organization)     Classification Code Number)

516 W. Shaw Avenue #103, Fresno, Ca  93704;

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  559 224-6000

File No. 333-132127

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock offered by our Selling Stockholders (2)	400,340	$1.25	$500,425	$53.55

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The selling shareholders will offer their shares at $1.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

PRO TRAVEL NETWORK, INC.

Selling shareholders are offering up to 400,340 shares of common stock. The selling shareholders will offer their shares at $1.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses. Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS

5

USE OF PROCEEDS

15

DETERMINATION OF OFFERING PRICE

15

DILUTION

15

SELLING SHAREHOLDERS

15

PLAN OF DISTRIBUTION

18

LEGAL PROCEEDINGS

20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,

AND CONTROL PERSONS

20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

21

DESCRIPTION OF SECURITIES

22

INTEREST OF NAMED EXPERTS

23

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LIABILITIES

23

DESCRIPTION OF BUSINESS

23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

29

DESCRIPTION OF PROPERTY

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

35

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

36

EXECUTIVE COMPENSATION

39

FINANCIAL STATEMENTS

40

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

59

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

We were originally incorporated in Nevada as PTN Investment Group, Inc. on October 23, 2003. In May 2005, we amended our Articles of Incorporation to change our name to Pro Travel Network, Inc. from PTN Investment Group, Inc. and reduce the aggregate number of our authorized shares to 50,000,000 from 75,000,000.  Prior to the amendment, two non-employee shareholders voluntarily returned an aggregate of 6,000,000 shares to us for no consideration, which shares were cancelled.  Following this cancellation, we had 69,000,000 shares issued and outstanding.  We then effected a 1 for 3 reverse split of our stock.  Contemporaneous with the reverse split, we issued new certificates for a total of 23,000,000 shares.

Name	Number of Shares Owned before Return	Number of Shares Returned before reverse split	Number of Shares owned before Reverse Split	Number of Shares Owned after Reverse Split
Paul Henderson	37,500,000	0	37,500,000	12,500,000
Valerie Penley [currently owned by Nancy Singer]	7,500,000	0	7,500,000	2,500,000
Beverly Thomas	22,500,000	4,500,000	18,000,000	6,000,000
Dorothy Harmon	7,500,000	1,500,000	6,000,000	2,000,000

Business

Pro Travel Network, Inc. is an internet provider of online travel stores for travel agencies and home-based representatives using our services and technology.

We currently offer the following products:

•

Independent Travel Agent Program or ITAP - $349.99 - sold by our Independent Representatives

Once a sale is made, the purchaser becomes an Independent Travel Agent.  They are provided with tools, support systems, industry booking codes, training manuals, consumer websites, accounting tools and access to industry training and seminars. Commissions from any and all bookings made by the new agents are split with Pro Travel Network; in general with agents earning 70% and Pro Travel Network retaining 30%. Additional income streams are derived from the ordering of additional marketing materials and other promotional items.

•

Marketing Opportunity - $29.99 monthly license fee -

Individuals are also given the opportunity to become Independent Representatives of Pro Travel Network.  Independent Representatives market our Independent Travel Agent

Program.  We pay commissions of $30 - $160 for each ITAP sold depending upon factors such as number of prior ITAP's sold. New representatives pay a monthly subscription fee in order to access the tools and support systems designed to help each representative market his business more effectively. Independent Representatives are able to market the Independent Travel Agent Program throughout North America.

We currently support over 5,300 independent travel agents and over 2,300 Independent Representatives throughout North America. Anyone can become and Independent Representative of Pro Travel Network; individuals are not required to first purchase an ITAP in order to be eligible.  We have less than 50 Independent Representatives who did not purchase an ITAP.

Our address is 516 W. Shaw Avenue #103, Fresno, Ca  93704 and our telephone number is 559-224-6000

The Offering

Selling shareholders are offering up to 400,340 shares of common stock. The selling shareholders will offer their shares at $1.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $75,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

BALANCE SHEET

December 31, 2005

(Unaudited)

Total assets	$ 477,152
Total current liabilities	292,000
Deficit	(279,348)
Total shareholders’ equity	185,152
Total liabilities and shareholders’ equity	$ 477,152

STATEMENTS OF OPERATIONS

For the six months ended December 31, 2005 and 2004

(Unaudited)

	Six Months	Six Months
	2005	2004
TOTAL REVENUES	1,231,684	702,802

COST OF SALES	727,395	482,111
OPERATING EXPENSES
Selling, general and administrative expenses	430,067	175,426
Depreciation expense	7,942	5,468
INCOME FROM OPERATIONS	66,280	39,798
OTHER INCOME (EXPENSE)
Interest income, net	694	8
Unrealized gain (loss)	(4,293)	(96)
NET EARNINGS APPLICABLE TO COMMON STOCK	$ 62,681	$ 39,710

BALANCE SHEET

June 30, 2005

Total assets	$ 318,024
Total current liabilities	205,553
Retained deficit	(342,029)
Total shareholders’ equity	112,471
Total liabilities and shareholders’ equity	$ 318,024

STATEMENTS OF OPERATIONS

For the Year Ended June 30, 2005

And the Period from Inception (October 23, 2003) through June 30, 2004

	Year Ended	Inception to
	June 30,	June 30,

	2005	2004
Total revenues	1,740,117	247,255
Cost of goods sold	1,086,982	173,212
Selling, general and administrative expenses	865,456	189,097
Depreciation expense	12,012	2,771
Net Loss from operations	(224,333)	(117,825)

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Because our Internet-based hosted home base travel agent and travel services company is a relatively new method to market travel services and to make travel arrangements, we face significant barriers to acceptance of our services.

Our sales and revenues will not grow as we plan if people who want to become independent travel agents do not purchase our independent travel agent program product or become independent representatives selling this program, if consumers and businesses do not purchase significantly more travel products online than they currently do, or if the use of the Internet as a medium of commerce for travel products does not continue to grow or grows more slowly than expected. Consumers and businesses have traditionally relied on personal contact with travel agents and travel suppliers and are accustomed to a high degree of human interaction in purchasing travel products. The success of our business is dependent on a significant increase in the number of people who want to become independent travel agents who purchase our independent travel agent program product or become independent representatives selling this program and consumers and businesses who use the Internet to purchase travel products from our agents.

Adverse changes or interruptions in our relationships with travel suppliers could affect our access to travel offerings and reduce our revenues.

We rely on various agreements with our airline, hotel and auto suppliers, and these agreements contain terms that could affect our access to inventory and reduce our revenues. All of the relationships we have are freely terminable by the supplier upon notice. The majority of our remaining agreements are one year agreements. None of these arrangements are exclusive and any of our suppliers could enter into, and in some cases may have entered into, similar agreements with our competitors.

We cannot assure you that our arrangements with travel suppliers will remain in effect or that any of these suppliers will continue to supply us and our agents with the same level of access to inventory of travel offerings in the future. If access to inventory is affected, or our ability to obtain inventory on favorable economic terms is diminished, it reduce our revenues.

Our failure to establish and maintain representative relationships for any reason could negatively impact sales of our products and reduce our revenues.

We distribute our products through independent representatives, and we depend upon them for sales revenue. To increase our revenue, we must increase the number of, or the productivity of, our representatives. Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of representatives. There may be a high rate of turn-over among our representatives. Since inception, approximately 50% of our representatives have ceased activity; however, they have been replaced by new representatives.  The loss of a significant number of representatives without replacements being secured for any reason could reduce sales of our products and could impair our ability to attract new representatives.

If we fail to attract and retain representatives in a cost-effective manner, our ability to grow and become profitable may be impaired.

Our business strategy depends on increasing our overall number of customer transactions in a cost-effective manner. In order to increase our number of transactions, we must attract new representatives. Although we have spent significant financial resources on sales and marketing and plan to continue to do so, these efforts may not be cost effective in attracting new representatives or increasing transaction volume. If we do not achieve our marketing objectives, our ability to grow and increase revenues may be impaired.

Our success  depends on  maintaining  the integrity of our systems and infrastructure, which if not maintained could reduce our revenues.

In order to be successful, we must provide reliable, real-time access to our systems for our representatives, customers and suppliers. As our operations grow in both size and scope, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of people and travel suppliers enhanced products, services, features and functionality.  The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could reduce our revenues.

Our computer systems may suffer failures, capacity constraints and business  interruptions that could increase our operating costs and cause us to lose customers and reduce our revenues.

Our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, computer hacking break-ins, earthquake, terrorism and similar events.  The occurrence of a natural disaster or unanticipated problems at our facilities or locations of key vendors could cause interruptions or delays in our business, loss of data or render us unable to process reservations.  In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster or other occurrence of any or all of these events could adversely affect our reputation, brand and business.  In these circumstances, our redundant systems or disaster recovery plans may not be adequate. Similarly, although many of our contracts with our service providers require them to have disaster recovery plans, we cannot be certain that these will be adequate or implemented properly.  In addition, our business interruption insurance may not adequately compensate us for losses that may occur.

Rapid technological changes may render our technology obsolete or decrease the attractiveness of our products to representatives and consumers.

To remain competitive in the online travel industry, we must continue to enhance and improve the functionality and features of our website. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures and new business models.  If competitors introduce new products embodying new technologies, or if new industry standards and practices emerge, our existing web-site, technology and systems may become obsolete.

Our future success will depend on our ability to do the following:

•

enhance our existing products;

•

develop and license new products and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers; and

•

respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our website and other technology entails significant technical and business risks which could reduce our revenues

We may use new technologies ineffectively or we may fail to adapt our website, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. For example, our website functionality that allows searches and displays of ticket pricing and travel itineraries is a critical part of our service, and it may become out-of-date or insufficient from our customers' perspective and in relation to the search and display functionality of our competitors' websites. If we face material delays in introducing new services,  products and enhancements, our representatives, customers and suppliers may forego the use of our products and use those of our competitors.

Declines or disruptions in the travel industry, such as those caused by general economic downturns, terrorism, health concerns or strikes or bankruptcies within the travel industry could reduce our revenues.

Our business is affected by the health of the travel industry. Travel expenditures are sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Since 2001, the travel industry has experienced a protracted downturn, and there is a risk that a future downturn, or the continued weak demand for travel, could adversely affect the growth of our business. Additionally, travel is sensitive to safety concerns, and thus may decline after incidents of terrorism, during periods of geopolitical conflict in which travelers become concerned about safety issues, or when travel might involve health-related risks. For example, the terrorist attacks of September 11, 2001, which included attacks on the World Trade Center and the Pentagon using hijacked commercial aircraft, resulted in a decline in travel bookings throughout the industry. The long-term effects of events such as these could include, among other things, a protracted decrease in demand for air travel due to fears regarding terrorism, war or disease. These effects, depending on their scope and duration, which we cannot predict at this time, could significantly reduce our revenues.

Other adverse trends or events that tend to reduce travel and may reduce our revenues include:

•

higher fares and rates in the airline industry or other travel-related industries;

•

labor actions involving airline or other travel suppliers;

•

political instability and hostilities;

•

fuel price escalation;

•

travel-related accidents; and

•

bankruptcies or consolidations of travel suppliers and vendors.

Evolving government regulation could impose taxes or other burdens on our business, which could increase our costs or decrease demand for our products and reduce our revenues.

We must comply with laws and regulations applicable to online commerce and the sale of air transportation.  Increased regulation of the Internet or air transportation or different applications of existing laws might slow the growth in the use of the Internet and commercial online services, or could encumber the sale of air transportation, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations.

In addition to federal regulation, state and local governments could impose additional taxes on Internet-based sales, and these taxes could decrease the demand for our products or increase our costs of operations. We are currently reviewing the tax laws in various states and jurisdictions relating to state and local hotel occupancy taxes. In addition, new regulations, domestic or international, regarding the privacy of our users' personally identifiable information may impose on us additional costs and operational constraints.

Because our market is seasonal, our quarterly results will fluctuate.

Our business experiences seasonal fluctuations, reflecting seasonal trends for the products offered by our representatives, as well as Internet services generally. For example, traditional leisure travel bookings are higher in the first two calendar quarters of the year in anticipation of spring and summer vacations and holiday periods, but online travel reservations may decline with reduced Internet usage during the summer months. In the last two quarters of the calendar year, demand for travel products generally declines and the number of bookings flattens or decreases. These factors could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to us by travel suppliers.

Our business is exposed to risks associated with online commerce security and credit card fraud which could reduce our revenues.

Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Our servers and those of our service providers may be vulnerable to viruses or other harmful code or activity transmitted over the Internet. A virus or other harmful activity could cause a service disruption.

In addition, we bear financial risk from products or services purchased with fraudulent credit card data. Although we have implemented anti-fraud measures, a failure to control fraudulent credit card transactions adequately could adversely affect our business. Because of our limited operating history, we cannot assure you that our anti-fraud measures are sufficient to prevent material financial loss. Since we cannot exert the same level of influence or control over our representatives as we could were they our own employees, our representatives could fail to comply with our policies and procedures, which could result in claims against us that could harm our financial condition and operating results. We are not in a position to directly provide the same direction, motivation and oversight for our representatives as we would if such representatives were our own employees. As a result, there can be no assurance that our representatives will participate in our marketing strategies or plans, accept our introduction of new products and services, or comply with our policies and procedures.

Because it can be difficult to enforce policies and procedures designed to govern the conduct of our representatives and to protect the goodwill associated with our business because of the number of representatives and their independent status, our revenues could be reduced if we fail to enforce these policies and procedures.

Violations by our representatives of applicable laws or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our representatives.

Adverse publicity concerning any actual or purported failure of us or our representatives to comply with applicable laws and regulations, whether or not resulting in enforcement actions or the imposition of penalties, could harm the goodwill of our company and could reduce our ability to attract, motivate and retain representatives, which would reduce our revenues. We cannot ensure that all representatives will comply with applicable legal requirements.

Our marketing program could be found not to be in compliance with current or newly adopted laws or regulations in one or more markets, which could prevent us from  conducting our business in these markets and reduce our revenues.

Our network marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States. We are subject to the risk that, in one or more markets, our network marketing program could be found not to be in compliance with applicable laws or regulations. Regulations applicable to network marketing  organizations generally are directed at preventing fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization's products rather than investments in the organization or other non-retail  sales-related criteria. The regulatory requirements concerning network marketing programs do not include "bright line" rules and are inherently fact-based and thus, even in jurisdictions where we believe that our network marketing program is in full compliance with applicable laws or regulations governing network marketing systems, we are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. The failure of our network marketing program to comply with current or newly adopted regulations could reduce our revenues.

We are also subject to the risk of private party challenges to the legality of our network marketing program. The multi-level marketing programs of other companies have been successfully challenged in the past. An adverse judicial determination with respect to our network marketing program, or in proceedings not involving us directly but which challenge the legality of multi-level marketing systems, in any market in which we operate, could reduce our revenues.

Because insiders control our activities, they may block or deter actions that you might otherwise desire that we take and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.

Our officer and director, Mr. Paul Henderson, controls approximately 52.3% of our common stock, and we do not have any non-employee directors. As a result, he effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. He also has the ability to block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our management decisions are made by Paul Henderson, CEO & President; if we lose his services, our revenues may be reduced.

The success of our business is dependent upon the expertise of Paul Henderson, CEO & President. Because Paul Henderson, CEO & President is essential to our operations, you must rely on his management decisions. Paul Henderson, CEO & President will continue to control our business affairs after the filing. We have not obtained any key man life insurance relating to Paul Henderson, CEO & President. Mr. Henderson is currently subject to an IRS lien.  If we lose his services, we may not be able to hire and retain another CEO & President with comparable experience. As a result, the loss of the services of Paul Henderson, CEO & President’s services could reduce our revenues.

Because our common stock will be considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

If our common stock trades in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Because the offering price of $1.25 per share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business, you may not be able to sell your stock for a price in excess of $1.25 per share and thus could suffer an investment loss.

The offering price of $1.25 per share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Because sales of our common stock under Rule 144 could reduce the price of our stock you may not be able to sell your stock for a price in excess the price you paid to acquire our stock and thus could suffer an investment loss.

As of April 1, 2006, there are 900,340 shares of our common stock held by non-affiliates and 23,000,000 shares of our common stock held by officers, directors and stockholders that currently own more than 5% of our securities that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 400,340 of these shares in this registration statement. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus.  Assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are "forward-looking statements." These forward-looking statements involve certain risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act

expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement. We have no agreement, written or oral, with our selling shareholders about this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered in determining the offering price were:

•

the size of our representative base

•

our operating history

•

the price we believe a purchaser is willing to pay for our stock

Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Stockholder	Total Shares Registered [1]	Relationship to us

Dr. Linda White	20,000	Travel Agent
Dr. Paul Jackson	22,000	Travel Agent
Jimmie Shelton	22,000	Travel Agent

Lynnette Valley	20,000	Travel Agent
Sharon Moreland	20,000	Travel Agent
Aaron Davis	20,000	Travel Agent
Wallace Campbell	25,000	Travel Agent
Danielle Parmenter	20,000	Travel Agent
Sandra Cooksey	20,000	Travel Agent
Arlene Brown	20,000	Travel Agent
Michelle Lowery	5,000	Employee
Rebecca Hiura	5,000	Employee
James Gates	2,000	Employee
LouAnn Hicks	2,000	Employee
Cassandra Baxley	2,000	Employee
Sarah Bruno	2,000	Employee
Drew Bolton	2,000	Employee
Monee Bailey	4,800	Travel Agent
James Battle	2,000	Travel Agent
Vilma Bel Tengco	3,200	Travel Agent
Wallace Campbell	5,200	Travel Agent
Dr. Brent Carter	2,400	Travel Agent
Denise Collins	2,000	Travel Agent
Frank Davis	8,000	Travel Agent
Romano Dickerson	2,400	Travel Agent
Dennis Doss	6,000	Travel Agent
Leander Edwards	4,000	Travel Agent
Shannon Evans	2,000	Travel Agent
Theresa Harvey	4,000	Travel Agent
Mary Hovis	3,000	Travel Agent
Aaron Davis	2,000	Travel Agent
Geraldine McNeal	2,000	Aunt of Pres
Alicia Murphy	2,000	Travel Agent
William Olinger	2,440	Travel Agent
Veronica Parker	2,000	Travel Agent
Carlotta Perez	5,000	Travel Agent
Ernest Rios	8,000	Travel Agent
Lillian Rosales	2,000	Travel Agent
Venia Royston	5,000	Travel Agent

Julian Tidwell	4,000	Travel Agent
Linda Whitten	2,000	Travel Agent
Emma Adams	8,000	Travel Agent
Michael Burnett	2,400	Travel Agent
Bettie Burrell	2,000	Travel Agent
Denise Ellis	2,000	Travel Agent
Lynda Forester	2,000	Travel Agent
Lewis Harris	2,800	Travel Agent
Jasmine James	5,000	Travel Agent
Tammy Lloyd	2,400	Travel Agent
Charles Patterson	2,400	Travel Agent
Deborah Steward	2,400	Travel Agent
Veloa James	4,800	Travel Agent
John Sipe	12,500	Travel Agent
Jewel Tracey	2,000	Travel Agent
Winlan Hall	4,000	Travel Agent
Suzann Howard	8,000	Travel Agent
Daphne Johnson	2,000	Travel Agent
Cynthia Tuggle	2,400	Travel Agent
Vanessa Tuggle	2,400	Travel Agent
Annie Chislom	2,400	Travel Agent
Bettie Rogers	2,000	Travel Agent
Elbert Porter	4,000	Travel Agent
Marvin Bult	2,000	Travel Agent
Johnnie Mollison	4,000	Travel Agent

TOTAL	400,340

[1] No selling shareholder owns more than 1% of our issued and outstanding stock.  All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Nevada, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action. Except for California, Illinois and Georgia, all our shareholders currently reside in these states or outside the U.S. We intend to make appropriate filings in California, Illinois and Georgia, or comply with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares. Selling shareholders are offering up to 400,340 shares of common stock. The selling shareholders will offer their shares at $1.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities. Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2

- 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

We are currently pursuing an operating credit card processing service that failed to return our deposit of approximately $35,000.  The credit card processing service is currently pursing action against its bank to recover this sum and has orally agreed to pay us this amount if recovered.  However, as the processor is not located in the U.S., if they do not pay us as orally agreed, we do not intend to institute litigation due to the cost of litigation and uncertainty of collection.  Although as the company is still in business and we may be able to collect, recovery is uncertain, so we have provided an allowance on our financial statements for the entire balance in case it is not collected.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Mr. Paul Henderson, age 41, has been CEO, President and director since our inception in October 2003.  His previous employment history is as follows:

Employer’s Name, Address and Business in Which Engaged	Duties, Positions and/or Office(s) Held	Dates in Position or Office
Self employed sales and recruiting representative selling and recruiting people to sell long distance services		Jan. 2002- October 2003
ACN, Inc., a long distance service marketing company	Regional Vice President	Jan 2000 - 2002

Mr. Henderson is subject to the following:

•

Date of Lien: 04/03

•

Amount of Lien: $24,970

•

Who holds lien: IRS

•

Reason Lien placed: Income Tax for years 1989/1990/1991

Mr. Henderson’s position concerning this matter is as follows:  I believe it is in error, and interest/penalties have made the amount due excessive.  I am currently deciding how to deal with this issue.  None of the assets of Pro Travel Network are covered by this lien.  Although not his current intention, Mr. Henderson may be forced to sell a portion of his ownership in Pro Travel Network to satisfy the lien.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders except as set forth below is 516 W. Shaw Avenue #103, Fresno, Ca  93704.

Shareholders	# of Shares	Percentage
Paul Henderson	12,500,000	52.3%
Nancy Singer	2,500,000	10.5
Beverly Thomas	6,000,000	25.1
Dorothy Harmon	2,000,000	8.4
GoPublicToday.com, Inc. [1] 5770 El Camino Road Las Vegas, NV 89118	1,250,000	5.2%
All directors and named executive officers as a group [1 person]	12,500,000	52.3%

 [1] Mr. Stephen Brock is the principal of GoPublicToday.com., Inc.  Includes 750,000 shares to be issued to Public Company Management Corporation of which Mr. Brock is the principal upon effectiveness of an SEC registration statement.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Except for the GoPublicToday.com calculation or as set forth above, applicable percentages are based upon 23,900,340 shares of common stock outstanding as of April 1, 2006.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock with $.001 par value per share. As of the date of this memorandum, there were 23,900,340 shares of common stock issued and outstanding held by 68 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS

The financial statements For the Year Ended June 30, 2005 and the Period from Inception (October 23, 2003) through June 30, 2004 incorporated by reference to this prospectus have been audited by Malone & Bailey PC, which are independent certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa FL.  Our principal, Michael T. Williams, Esq. is a pro Travel Agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

We were originally incorporated in Nevada as PTN Investment Group, Inc. on October 23, 2003.  In May 2005, we amended our Articles of Incorporation to change our name to Pro Travel Network, Inc. from PTN Investment Group, Inc. and reduce the aggregate number of our authorized shares to 50,000,000 from 75,000,000.  Prior to the amendment, two non-employee shareholders returned an aggregate of 6,000,000 shares to us which we cancelled.  Following this cancellation, we had 69,000,000 shares issued and outstanding.  Contemporaneous with the reduction of the number of authorized shares, we issued new certificates for a total of 23,000,000 shares to replace the certificates for the then outstanding 69,000,000 shares that were previously issued in the name of PTN Investment Group, Inc.

General

Pro Travel Network, Inc. is an internet provider of online travel stores for travel agencies and home-based representatives using our services and technology. Pro Travel Network markets and establishes independent travel agencies. Pro Travel Network’s strategy is to create a network of commissioned sales representatives who exclusively market the online travel agencies of Pro Travel Network. Purchasers of online travel agencies are known as Independent Travel Agents or ITA’s.  Each ITA pays a fee of $349.99 for the purchase of our Independent Travel Agent Program.  Pro Travel Network then retains a percentage of the travel commissions generated by the Agents.

We currently offer the following products:

•

Independent Travel Agent Program - $349.99 - sold by our Independent Representatives

Once a sale is made, the purchaser becomes an Independent Travel Agent.  They are provided with tools, support systems, industry booking codes, training manuals, consumer websites, accounting tools and access to industry training and seminars. Commissions from any and all bookings made by the new agents are split with Pro Travel Network; in general with agents earning 70% and Pro Travel Network retaining 30%. Additional income streams are derived from the ordering of additional marketing materials and other promotional items.

•

Marketing Opportunity - $29.99 monthly license fee

Individuals are also given the opportunity to become Independent Representatives of Pro Travel Network.  Independent Representatives market our Independent Travel Agent Program.  We pay commissions of $30 - $160 for each ITAP sold depending upon factors such as number of prior ITAP's sold. New representatives pay a monthly subscription fee in order to access the tools and support systems designed to help each representative market his business more effectively. Independent Representatives are able to market the Independent Travel Agent Program throughout North America.

We currently support over 5,300 independent travel agents and over 2,300 Independent Representatives throughout North America.  Anyone can become and Independent

Representative of Pro Travel Network; individuals are not required to first purchase an ITAP in order to be eligible.  We have less than 50 Independent Representatives who did not purchase an ITAP.

We offer them from time-to-time our representatives the opportunity for a fee to attend national sales training events.

Our agents are provided with a reliable source of travel products and services through agreements with selected travel providers, including major airlines, cruise lines, hotels and car rental agencies, including wholesale travel providers.  Airlines provide airline tickets, hotels provide hotel rooms, car rental agencies provide rental cars and wholesale travel providers provide package tours at discounted rates.  These agreements are all terminable at will by the providers.  We do not rely on a single provider for these services and none of these agreements is exclusive.  No provider provides services which account for more than 10% of our revenues.  In addition, we offer our agents the ability to make reservations on over 25 airlines, at more than 300 hotels and with most major car rental companies, cruise lines and tour package operators.

Home-Based travel agency business

The home based agency channel can be broken into three models:

•

Franchised,

•

Hosted and

•

Direct.

The franchise model is a turnkey operation with the headquarters providing extensive support. There is a large sign-up fee and typically commissions are spilt between the umbrella organization and the home-based franchisee in the form of a royalty.

The hosted model is similar to the franchise model, although the cost of entry is much smaller and support from the host agency is significantly more limited. Commissions are split between host and member, usually the host gets anywhere between 20%-40%.

There are thousands of agents that fall under the direct or independent category, which are often members of a traditional consortium and typically book directly with travel suppliers.

A significant driver of change in our industry is the Internet. Travelers are attracted to the Internet by its 24-hour access, convenience, the reliability of the content, and the ability to tailor information to individual needs and preferences. The Internet also provides a convenient and efficient medium for sales of travel product by affording customers direct access to up-to-the-minute travel information, including changing fares and routes, the ability to engage in competitive shopping, and the capacity to book tickets.  Effectively, technology is decreasing or eliminating the need for inventory access and ticket delivery.

Marketing

Pro Travel Network uses the relationship marketing concept to spread the word about Pro Travel Network and its opportunities.  Our strategy is to create a network of commissioned independent sales representatives who exclusively market the Independent Travel Agent Program or ITAP.  In contrast to travel-related companies such as Travelocity, Priceline.com, Expedia and Orbitz, who focus their promotion efforts on the customer, Pro Travel Network spends nothing on advertising.

The marketing arm of Pro Travel Network acts as a direct sales organization selling the PTN Independent Travel Agent Program, and has sold over 5,300 ITAPs to date.  These new and existing Independent Travel Agents have the ability to book individual and group travel.  As means of attracting new Travel Agents, we continually look to grow and expand our representative base through recruitment, enrollment, initial training, and support.

Regulation

Our network marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States. We are subject to the risk that, in one or more markets, our network marketing program could be found not to be in compliance with applicable laws or regulations. Regulations applicable to network marketing  organizations generally are directed at preventing fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization's products rather than investments in the organization or other non-retail  sales-related criteria. The regulatory requirements concerning network marketing programs do not include "bright line" rules and are inherently fact-based and thus, even in jurisdictions where we believe that our network marketing program is in full compliance with applicable laws or regulations governing network marketing systems, we are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change.

There could be private party challenges to the legality of our network marketing program. The multi-level marketing programs of other companies have been successfully challenged in the past.

We are also subject to Seller of Travel Laws in California and Nevada.  Among other things, these laws and related regulations require us to maintain a trust account for customer funds required to be segregated, to have at least $1,000,000 in Errors and Omissions insurance and to establish and maintain registration with the state.  We have complied with these requirements for all prior periods and currently comply with these requirements.

Research and Development

We conduct no research and development activities.

Intellectual Property

We have not applied for any patent or trademarks in connection with our operations.

Competition

We operate in a highly competitive market and we may not be able to compete effectively. The market for travel products is intensely competitive. We compete with a variety of companies with respect to each product or service we offer, including:

•

InterActiveCorp, an interactive commerce company, which owns or controls numerous travel-related enterprises, including Expedia, an online travel agency,

•

Hotels.com, a representative of online lodging reservations, Hotwire, a wholesaler of airline tickets, lodging and other travel products and Ticketmaster and

•

Citysearch,  both of which offer destination information and tickets to attractions;

•

Sabre Holdings, which owns Travelocity, an online travel agency, GetThere, a provider of online corporate travel technology and services, and the Sabre Travel Network, a GDS (or "global distribution system" as described below);

•

Orbitz, Inc., an online travel company that enables travelers to search for and purchase a broad array of travel products, including airline tickets, lodging, rental cars, cruises and vacation packages;

•

Cendant, a provider of travel and vacation services, which owns or controls the following: Galileo International, a worldwide GDS; Cheap Tickets, an online travel agency; Lodging.com, an online representative of hotel rooms; Howard Johnson, Ramada Inns and other hotel franchisors; Avis and Budget car rental companies;

•

Travelport, a provider of online corporate travel services and other travel-related brands;

•

Expedia, Lowestfare.com and Priceline.com are our primary competitors in the referral marketing business;

•

Other consolidators and wholesalers of airline tickets, lodging and other travel products,  including Priceline.com and Travelweb; and

•

Other local, regional, national and international traditional travel agencies servicing leisure and business travelers.

We are a relatively small player in this market.  These competitors are in general larger, have greater financial and personnel resources and have achieved greater market penetration than we have.

We believe our Agents may have an advantage over the major online travel companies in that on-line travel agencies in general have no personal relationships with their customers and our representatives in general have personal relationships with their clients.  Usually, the cost to book a trip through a home-based agent is comparable to booking a trip through a major online travel company because we are in general all offered the same rates.

In the home-based market, we compete with the following, based upon the following information is taken from “Home Bookin’,” a research report by Credit Suisse First Boston dated January 7, 2005.

Franchise Model

There are two good examples of the franchise model, CruiseOne, a subsidiary of National Leisure Group and CruisePlanners, which was recently signed as an affiliate by American Express. The latter is a franchise group that does $60 million of annual cruise sales through 400-plus members. About 40% are experienced cruise sellers with previous agency experience. The economic model is representative – CruisePlanners charges a $495 fee to join plus 3% of gross commissionable sales. For inexperienced agents the 3% royalty is the same but the sign-up fee is $8,995, which covers more extensive training and support services. The franchise model is a turnkey operation with the headquarters providing extensive support, including selling, marketing, booking tools and back office. The commissions earned are spilt between owner and franchisee.

Hosted Model

These are our direct competitors.  The best example of the host model is Cruises Inc., a subsidiary of National Leisure Group and formerly a Travel Services International company, a home-based host agency with 400 agents offering technology enabled personalized service. Other hosted competitors are Joystar, YTB International, and Global Travel International.  The cost of entry is much smaller, $150-400, than under the franchise model, and thus the support from the host agency is typically much more limited. The commissions are split between host and member, usually the host takes between 20%-40%.

We compete with these direct competitors in various ways, including:

•

Having revenue sources other than commissions, such as the ITAP and Marketing Opportunities programs

•

Providing better service to our agents

•

Using a network of Marketing Representative to sell our ITAP.

Independent Model

Although it is difficult to determine the size of the independent home-based agent space, there are literally thousands of agents that fall under this category. These agents are typically aligned with a consortium and they tend to book through the supplier-direct channel. The vast majority of the home-based agents appear to be affiliated with an umbrella organization.   Cooperatives, or consortia, are membership-based, marketing service organizations for independent travel agencies. Advantages of membership include programs to educate, train, reduce cost, and the opportunity to generate higher commissions/overrides due to the greater leverage and volume associated with a large consortium.

We are a small competitor compared to many of these companies.  Many of our competitors have longer operating histories, larger customer bases, more established brands and significantly greater financial, marketing and other resources than we do. Some of our competitors have operated their respective businesses for significantly longer and may benefit from greater market share, brand recognition, product diversification, scale and operating experience than we do. In addition, some of our competitors have each established exclusive relationships as preferred travel partners for widely used Internet destinations such as America Online, MSN and Yahoo! These exclusive arrangements, and similar relationships that may be able to be secured in the future, could provide these competitors with a significant advantage in obtaining new customers.

We expect existing competitors and business partners and new entrants to the travel business to constantly revise and improve their business models in response to challenges from competing

Internet-based businesses, including ours. For example, firms that provide services to us and our competitors may introduce pricing or other business changes that adversely affect our attractiveness to suppliers in favor of our competitors. Similarly, some of our airline suppliers have recently entered into arrangements with GDS providers containing "most favored nations" obligations in which they have committed, in exchange for reduced GDS (defined below) booking fees, to provide to the GDS and its subscribers, including some of our online travel agency competitors, all fares the supplier offers to the general public through any distribution channel.

In addition, consumers may use our or our representatives' websites for route pricing and other travel information, and then may choose to purchase travel products from a source other than ours or our representatives, including travel suppliers' own websites. Many travel suppliers, including airlines, lodging, car rental companies and cruise operators, also offer and distribute travel products, including products from other travel suppliers, directly to the consumer through their own websites. In many cases, these competitors offer advantages, such as bonus miles or lower transaction fees, that we do not or cannot provide to consumers. In addition, the airline industry has experienced a shift in market share from full-service carriers to low-cost carriers that focus primarily on discount fares to leisure destinations. Some low-cost carriers do not distribute their tickets through other third-party intermediaries.

Employees

We have 14 employees, including Paul Henderson CEO and President, and the following:

Full time:

Clerical – 2

Operations –  5

Administrative – 1

Management – 4

Part time:

Administrative – 1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors.

Overview

We were originally incorporated in Nevada as PTN Investment Group, Inc. on October 23, 2003.  In May 2005, we amended our Articles of Incorporation to change our name to Pro Travel Network, Inc. from PTN Investment Group, Inc. and reduce the aggregate number of our authorized shares to 50,000,000 from 75,000,000.  Prior to the amendment, two non-employee shareholders returned an aggregate of 6,000,000 shares to us which we cancelled.  Following this cancellation, we had 69,000,000 shares issued and outstanding.  Contemporaneous with the reduction of the number of authorized shares, we issued new certificates for a total of 23,000,000 shares to replace the certificates for the then outstanding 69,000,000 shares that were previously issued in the name of PTN Investment Group, Inc.

Pro Travel Network, Inc. is an internet provider of online travel stores for travel agencies and home-based representatives using our services and technology.

We currently offer the following products:

•

Independent Travel Agent Program or ITAP - $349.99 - sold by our Independent Representatives

•

Marketing Opportunity - $29.99 monthly license fee -

We currently support over 5300 independent travel agents and over 2300 Independent Representatives throughout North America.

Critical Accounting Estimates

The financial statements include estimates made by management the impact the amounts reflected for property and equipment as well as security deposits, as detailed below:

Property & Equipment

Management has estimated the useful lives as the basis for depreciating its property and equipment. Estimated useful lives utilized for depreciating property & equipment are three years for all computer equipment and software and seven years for furniture and fixtures. Management believes these estimates are very conservative.

Security Deposits

Security deposits represent operating lease deposits and amounts on deposit with credit card payment processing services that serve as collateral in case the Company ceased operations or experienced significant chargebacks from customers. Management has provided an allowance for unrecoverable deposits based on its estimate of collectibility in the amount of $35,000 as of June 30, 2005 (See Legal Proceedings on Page 18).

Results of operations

Results of operations For the Year Ended June 30, 2005 and the Period from Inception (October 23, 2003) through June 30, 2004 are not comparable, due to the different lengths of the periods, but in summary were as follows:

	Year Ended	Inception to
	June 30,	June 30,
	2005	2004

Total revenues	1,740,117	247,255
Cost of goods sold:
• Travel Agent Products	161,341	198,755
• National Events	100,556	56,568
• Commissions	48,993	27,140
Selling, general and administrative expenses	865,456	189,097
Depreciation expense	12,012	2,771
Loss from operations	(224,333)	(117,825)

Inception to date represents only 6 months of financial data.  Pro Travel Network did not begin to recognize revenue until January 2004, when actual ITAP product sales began.  During this start-up phase revenues were relatively small accordingly for that period compared to the full-year ending June 30, 2005, as sales began to ramp up.  Costs of goods sold also rose in similar proportion to the increase in sales.   We expect that as ITAP sales increase the resulting travel commissions will increase as a percentage of our overall revenue.  Of our Selling, general and administrative expenses, $305,000 represents cash and non-cash compensation paid to GoPublicToday.com, Inc. in connection with becoming a public company.   Although compensation paid GoPublicToday.com, Inc. is non-recurring, we will incur costs related to being a public reporting company in the future.

Six months ended December 31, 2005 vs. December 31, 2004.

	Six Months	Six Months
	December 31,	December 31,
	2005	2004
Total revenues	1,231,684	702,802
COST OF REVENUE
Travel agent products	822,602	131,083
National event services	204,622	32,607
Commissions	59,759	9,522
Total cost of revenue	1,086,982	173,212
Selling, general and administrative expenses	430,067	175,426
Depreciation expense	7,942	5,468
Income from operations	66,280	39,798
Net income	62,681	39,710

In the six months ending 12/31/04, revenues broke down as follows: Independent Travel Agent Program or ITAP sales – 84%, National Training Events – 14%, Travel Commissions – 2%.  In the six months ending 12/31/05, revenues broke down as follows: Independent Travel Agent Program or ITAP sales – 68%, National Training Events – 20%, and Travel Commissions– 12%.  We had revenue of $1,231,684 for the six months ended December 31, 2005, which is an increase of $528,882 or 75% over our revenue for the six months ended December 31, 2004, which was $702,802.  Revenues increased as a result of increased sales across the board, due to increased awareness in the marketplace, due to the increase in the number of  Independent Representatives marketing our products.

Our cost of goods sold increased $ 245,284, to $727,395 for the six months ended December 31, 2005, as compared to cost of goods sold of $482,111 for the six months ended December 31, 2004.  Our cost of goods sold increased as a direct result of greater sales of our products.

We had gross profit of $504,289 for the six months ended December 31, 2005, which was an increase of $ 284,197 when compared to our gross profit for the six months ended December 31, 2004, which was $220,092. Our increase in gross profit was attributable to the increase in our sales.

Our operating expenses increased $ 254,641, to $430,067 for the six months ended December 31, 2005, as compared to operating expenses of $175,426 for the six months ended December 31, 2004. In addition, depreciation expense increased $2,474, to $7,942, for the six months ended 12/31/05, compared to depreciation expense of $5,468, for the six months ended 12/31/04.   .   The increase in operating expenses was mainly due to rent, staff, and hosting fees in connection with Pro Travel Network.com.  Staffing increased from 9 employees,  with total salaries paid of $58,359 in six month period ended 12/31/2004, to 13 employees and total salary of $192,281.  Other income and losses included an increase in interest income of $686, to $694 for the six months ended December 31, 2005, as compared to interest income of $8 for the six months ended December 31, 2004, and an unrealized loss of $4,293 in marketable securities for the six months ended December 31, 2005, compared to an unrealized loss of $96 in marketable securities for the six months ended December 31, 2004.

We had a net profit of $62,681 for the six months ended December 31, 2005, which represented a increase of $22,971 from our net income of $39,710  for the six months ended December 31, 2004,

Commitments And Contingencies

•

The lease for our principal place of business is as follows:

•

Address: City/State/Zip 516 W. Shaw Avenue #103, Fresno, CA  93704

•

Number of Square Feet:  3,397

•

Name of Landlord:  J&D Properties

•

Term of Lease:  7 Years, commencing March 2005.

•

Monthly Rental:  Escalating from $4,397 at commencement to $5,374 in the final year of the lease.

Our Lease was amended on 7/1/2005, and monthly rent was reduced.  The amount of reduction was due to an agreement to allow in the future an adjacent tenant to have access to 140 sq. ft. of our current 3,397 sq. ft.  All other terms remain same.

The lease is non-cancelable.  Future minimum rental payments, by fiscal year ending June 30 of each year set forth below and in the aggregate, under this lease are as follows and include 5 months of prepaid rent for July/August 2006, July 2007 and July/August 2008:

2006	$52,764
2007	45,600
2008	51,953
2009	48,850
2010	60,576
Thereafter	127,020
$386,763

Milestones

The major upcoming Event of Pro Travel Network for the upcoming year will be the launching of full Canadian operations, with the opening of a Canadian office in Ontario.  The most major goal towards achieving our business objectives over the next year is our goal of having 100% of our agents booking travel.  Continuing operations will always focus on ways to increase our marketing sales force.

Milestone or Step	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion
Develop Canadian infrastructure	Secure office space in Toronto, office equipment and develop “specific” marketing materials	3 months	$50,000
Launch Canadian Marketing Phase	PTN Canadian marketing tour and seminars designed to develop sales force	4 months-12 months	$50,000
Creation of Travel Marketing staff	Marketing head and staff to drive bookings up.	2 – 4 months	$50,000
Achieve average ITAP sales of 1000 per month	Aggressively Recruit top leadership in the multi-level marketing Industry	3 – 12 months	$100,000

All steps will be undertaken contemporaneously.

Our marketing effort will be directed at expanding our representative network through personal contact or seminars.

Liquidity and Capital Resources

CURRENT LIABILITIES
Accounts payable	$ 54,667
Accrued expenses	6,838
Accrued officers salaries	16,319
Total current liabilities	$ 77,824

We have no debt.  Our primary liabilities are commissions and rewards owed our representatives in the amount of $54,667 and accrued officer’s salaries or $16,319.

We believe our current cash resources of $267,723 are sufficient to satisfy our cash requirements over the next 12 months.  In addition, based upon our prior experience, we believe we will generate sufficient cash flow from operations to also satisfy these requirements.  In fiscal 2005, Pro Travel generated a positive operating cash flow.  A major factor that has positively influenced available cash going forward was the reduction from 10% held reserve to 0% held reserve, from our credit card merchant account provider in October 2005.   In addition, we expect certain of Pro Travel Network’s expenses will diminish, in relation to revenue, due to the phasing out of major infrastructure expenses, such as furniture, computers, and software, but these reductions are anticipated to be offset by the increased costs of running a public company versus a private company.

In April 2005, we engaged GoPublicToday.com to perform consulting and advisory services in conjunction with the development of this registration statement and the acquisition of qualification for quotation of our securities on the over the counter bulletin board.  Neither GoPublicToday nor any of its affiliates, including Public Company Management Corporation, M&ACapital Advisers, LLC;  PubcoWhitePapers.com; PCMS and Nevada Fund, have assisted or will assist us in selling or marketing the shares of common stock or in press releases we issue or have provided any other services to us.

For these services to be performed in 2004 and 2005, we agreed to pay GPT $75,000 plus have issued 500,000 shares of our stock. There are no registration rights for these shares.

As of April 1, 2006, we have paid GPT $65,000 and issued them 500,000 shares of stock, as follows:

We have paid GPT $65,000 against the contract. In addition to the $65,000 as of April 1, 2006 we have paid $1,290 for maintaining a document management intranet and $5,800 in other fees related to this filing. Those fees include $5,800for service provider development of Form 211 and $1,740 in transfer agency application and point of contact work.  The remaining Initial Cash Compensation will be paid upon the effective date or abandonment of this registration statement.

In order to deal with on-going SEC compliance issues, related to filing of reports on forms 10-KSB and 10Q-SB and Sarbanes-Oxley compliance issues, we have agreed to retain an affiliate of GoPublicToday.com, Inc., PCMS, under a separate contract.  The fee on this contract is anticipated to be 750,000 shares, with no registration rights, plus $4,000 per month.  There are no other contracts, agreements or understandings with any other affiliate of GoPublicToday.com, Inc.  Neither GPT nor any of its other affiliates will be providing any additional services in the future.  A formal written contract concerning these services has not been signed.

We feel we need an additional $250,000 to expand our operations as outlined in the Milestone table above.   These funds will be used to finance the minimum steps we would like to take to implement our business plan in the next 12 months, which funds will be used as set forth in our Milestone Table above. We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  In the alternative, these funds may be provide from cash flow in excess of that needed to finance our day-to-day operations, although we may never generate this excess cash flow. If we do not raise or generate these funds, implementation of our business plans as set forth in the Milestones Table will be delayed.

DESCRIPTION OF PROPERTY

The lease for Our principal place of business is located at 516 W. Shaw Avenue #103, Fresno, Ca  93704.

We believe that our facilities are adequate to meet our current needs. Should we need to expend, which is not currently contemplated, we anticipate such facilities are available to meet our development and expansion needs in existing and projected target markets for the foreseeable future. Our offices are in good condition and are sufficient to conduct our operations.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We were originally incorporated in Nevada as PTN Investment Group, Inc. on October 23, 2003. In May 2005, we amended our Articles of Incorporation to change our name to Pro Travel Network, Inc. from PTN Investment Group, Inc. and reduce the aggregate number of our authorized shares to 50,000,000 from 75,000,000.  Prior to the amendment, two non-employee shareholders voluntarily returned an aggregate of 6,000,000 shares to us for no consideration, which shares were cancelled.  Following this cancellation, we had 69,000,000 shares issued and outstanding.  We then effected a 1 for 3 reverse split of our stock.  Contemporaneous with the reverse split, we issued new certificates for a total of 23,000,000 shares.

Name	Number of Shares Owned before Return	Number of Shares Returned before reverse split	Number of Shares owned before Reverse Split	Number of Shares Owned after Reverse Split
Paul Henderson	37,500,000	0	37,500,000	12,500,000
Valerie Penley [currently owned by Nancy Singer]	7,500,000	0	7,500,000	2,500,000
Beverly Thomas	22,500,000	4,500,000	18,000,000	6,000,000
Dorothy Harmon	7,500,000	1,500,000	6,000,000	2,000,000

Upon formation, we issued original founder’s shares as follows:

		Number	Cash
	Date of	of	Consideration
Description	Issuance	Shares	Given
Issuance of Founders' Shares

Paul Henderson	October-03	37,500,000	$ 10,000.00

Lee & Beverly Thomas	October-03	22,500,000	$ 10,000.00

Dorothy Harmon	October-03	7,500,000	$ 10,000.00

Valerie Penley	October-03	7,500,000	$ -

The initial issuance of Founder’s shares was accounted for partially as stock in exchange for cash and partially as stock in exchange for services. 22,500,000 of these shares were issued in exchange for cash of $30,000 or $0.13 per share. The balance of 52,500,000 shares was accounted for as stock in exchange for services and reflected in the financial statements for the period from inception (October 23, 2003) to June 30, 2004 as share based compensation in the amount of $70,000 or $0.13 per share.

Valerie Penley’s shares were transferred to her mother, Nancy Singer, upon her death in late 2005.

In April 2005, we engaged GoPublicToday.com to perform consulting and advisory services in conjunction with the development of this registration statement and the acquisition of qualification for quotation of our securities on the over the counter bulletin board.  Neither GoPublicToday nor any of its affiliates, including Public Company Management Corporation, M&ACapital Advisers, LLC; PubcoWhitePapers.com; PCMS and Nevada Fund, have assisted or will assist us in selling or marketing the shares of common stock or in press releases we issue or have provided any other services to us.

For these services to be performed in 2004 and 2005, we agreed to pay GPT $75,000 plus have issued 500,000 shares of our stock. There are no registration rights for these shares.

As of April 1, 2006, we have paid GPT $65,000 and issued them 500,000 shares of stock, as follows:

We have paid GPT $65,000 against the contract. In addition to the $65,000 as of April 1, 2006 we have paid $1,290 for maintaining a document management intranet and $5,800 in other fees related to this filing. Those fees include $5,800for service provider development of Form 211 and $1,740 in transfer agency application and point of contact work.  The remaining Initial Cash Compensation will be paid upon the effective date or abandonment of this registration statement.

In order to deal with on-going SEC compliance issues, related to filing of reports on forms 10-KSB and 10Q-SB and Sarbanes-Oxley compliance issues, we have agreed to retain an affiliate of GoPublicToday.com, Inc., PCMS, under a separate contract.  The fee on this contract is anticipated to be 750,000 shares, with no registration rights, plus $4,000 per month.  There are no other contracts, agreements or understandings with any other affiliate of GoPublicToday.com, Inc.  Neither GPT nor any of its other affiliates will be providing any additional services in the future.  A formal written contract concerning these services has not been signed.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons. Mr. Henderson is our promoter and has received no compensation or remuneration except as described in this prospectus.  Also, other than the above transactions, we have not had any transactions with any promoter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

As of April 1, 2006, there are 900,340 shares of our common stock held by non-affiliates and 23,000,000 shares of our common stock held by officers, directors and stockholders that own more than 5% of our securities that Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 400,340 of these shares in this registration statement. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations require sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 68 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended June 30, 2005 and June 30, 2004 by our CEO.

		Annual Compensation [1]
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation
Paul Henderson [2] CEO, President, and Director	2004	$18,000	0	$40,000
	2005	$91,835	0	0

 [1]  Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

[2]  Consists of consulting fees paid in addition to salary.

[3] Excludes commission overrides of less than 3.5% on commissions paid to agents Mr. Henderson recruited at the start of our business. Mr. Henderson no longer recruits agents for which he receives commission overrides.

As of December 31, 2005, we had accrued $42,767 in compensation to Mr. Henderson.

Except as set forth in footnotes [1], [2] and [3], the compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation Agreements

We have an employment agreement with Paul Henderson which provides:

•

The agreement will begin on March 1, 2005.

•

The salary shall be $108,000 per year plus commission at 12% of the net of all sales revenue, less all costs of sales expenses.

•

Without cause, we may terminate the agreement at any time upon 60 days written notice. Without cause, Mr. Henderson. In addition, we may terminate the employment upon 60 days’ notice should any of the following events occur:

(a)  The sale of substantially all of our assets to a single purchaser or group of associated purchasers; or

(b)  The sale, exchange, or other disposition, in one transaction of the majority of our outstanding corporate shares; or

(c)  Our decision to terminate its business and liquidate its assets;

(d)  Our merger or consolidation with another company.

(e)  Bankruptcy or chapter 11 reorganization.

For a period of two years after the end of employment, Mr. Henderson shall not control, consult to or be employed by any business similar to that conducted by us, either by soliciting any of our accounts or by operating within our general trading area.

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.

FINANCIAL STATEMENTS

PRO TRAVEL NETWORK, INC.

BALANCE SHEET

December 31, 2005

(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 267,723
Accounts receivable	11,312
Investments, net of valuation allowance of $4,243	21,532
Inventory	13,181
Prepaid expenses	7,082
Total current assets	320,830

PROPERTY and EQUIPMENT
Furniture and fixtures	14,432
Equipment	22,238
Websites/Software	28,198
Total property and equipment, gross	64,868
Less accumulated depreciation	22,725
Total property and equipment	42,143

OTHER ASSETS
Security deposits, net of allowance of $35,353	114,179

TOTAL ASSETS	$ 477,152

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$ 54,668

Accrued expenses	23,157
Private placement investors	214,175
Total current liabilities	292,000

SHAREHOLDERS’ EQUITY
Common stock, $.001 par value; 50,000,000 shares authorized,
23,729,000 shares issued and outstanding	23,729
Additional paid-in-capital	440,771
Accumulated deficit	(279,348)
Total shareholders’ equity	185,152

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 477,152

PRO TRAVEL NETWORK, INC.

STATEMENTS OF OPERATIONS

For the three and six months ended December 31, 2005 and 2004

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	2005	2004	2005	2004
REVENUE
Travel agent products	$ 399,645	$ 344,208	$ 827,148	$ 588,725

National events	77,917	30,950	252,311	101,291
Commissions	72,758	9,714	152,225	12,787
Total revenues	551,320	384,872	1,231,684	702,802

COST OF SALES	310,890	282,462	727,395	482,111

Travel Agent Products	161,341	198,755	383,141	345,897
National Events	100,556	56,568	246,238	101,291
Commissions	48,993	27,140	98,016	12,787
Gross profit	239,430	102,409	504,289	220,092
OPERATING EXPENSES
Selling, general and administrative expenses	197,621	69,160	430,067	175,426
Depreciation expense	4,016	2,734	7,942	5,468
Income from operations	37,793	30,515	66,280	39,798
OTHER INCOME (EXPENSE)
Interest income, net	654	-	694	8
Unrealized gain (loss)	(5,069)	(30)	(4,293)	(96)

Net earnings applicable to common stock	$ 33,378	$ 30,485	$ 62,681	$ 39,710

Basic and Diluted Per Common Share Data
Basic and diluted net loss per share	$ 0.00	$ 0.00	$ 0.00	$ 0.00

Weighted average shares outstanding	23,496,416	23,000,000	23,496,416	23,000,000

PRO TRAVEL NETWORK, INC.

STATEMENTS OF CASH FLOWS

For the six months Ended December 31, 2005 and 2004

	Six Months	Six Months
	December 31,	December 31,
	2005	2004

Cash flows from operating activities
Net income	$ 62,681	$ 39,710

Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Share based compensation	10,000
Provision for bad debt		14,349
Depreciation and amortization	7,942	5,468
Changes in assets and liabilities
Accounts receivable	11,693	(58,576)
Inventory	(2,894)	(13,590)
Prepaid expenses and other	37,266	(24,607)
Deferred revenue	(121,778)
Accounts payable and accrued expenses	(5,950)	72,453

Net cash provided by (used in) operating activities	(1,041)	35,207

Cash flows from investing activities
Purchase of property and equipment	(8,808)	(12,500)
Purchase of investments	(21,532)	-

Deposits	590	-

Net cash flows used in investing activities:	(29,750)	(12,500)

Cash flows from Financing Activities
Proceeds form private placement investors	214,175

Net increase in cash and cash equivalents Cash and cash equivalents	183,384	22,707
Beginning of year	84,338	1,621
End of year	$ 267,723	$ 24,328

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Pro Travel Network, Inc., (“Pro Travel”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in Pro Travel’s Annual Report filed with the SEC elsewhere in this Form SB-2/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2005 as reported elsewhere in this Form SB-2/A have been omitted.

NOTE B – SIGNIFICANT EVENTS

Subsequent to its most recent fiscal year end of June 30, 2005, Pro Travel issued 20,000 shares of common stock to employees as compensation and recognized compensation expense in the amount of $10,000 related to the issuance.

Private Placement of Common Stock

The Company entered into a Subscription Agreement for the sale of 171,340 shares of common stock for a price of $1.25 per share in December 2005. The proceeds of this subscription agreement are reflected as a current liability titled Private Placement Investors in the amount of $214,175 as of December 31, 2005 as the shares had not been issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

   Pro Travel Network, Inc.

   Las Vegas, Nevada

We have audited the accompanying balance sheet of Pro Travel Network, Inc. (the “Company”) as of

June 30, 2005, and the related statements of operations, shareholders’ equity and cash flows for the year then ended and for the period from October 23, 2003 (inception) to June 30, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2005, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PC

Houston, Texas

www.malone-bailey.com

October 26, 2005

PRO TRAVEL NETWORK, INC.

BALANCE SHEET

June 30, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 84,338
Accounts receivable	21,416
Other receivables	1,589
Inventory	10,287
Prepaid national event and other costs	57,456
Total current assets	175,086

PROPERTY and EQUIPMENT
Furniture and fixtures	10,064
Equipment	17,798
Websites/Software	28,198
Total property and equipment, gross	56,060
Less accumulated depreciation	(14,783)
Total property and equipment	41,277

OTHER ASSETS
Security deposits, net of allowance of $35,353	101,661

TOTAL ASSETS	$ 318,024

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$ 2,186
Other payables	1,370
Accrued expenses	62,715
Accrued officers salaries	17,504
Deferred national event revenue	121,778
Total current liabilities	205,553

SHAREHOLDERS’ EQUITY
Common stock, $.001 par value; 50,000,000 shares authorized,
23,709,000 shares issued and outstanding	23,709
Additional paid-in-capital	430,791
Retained deficit	(342,029)
Total shareholders’ equity	112,471

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 318,024

The accompanying notes are an integral part of the financial statements.

PRO TRAVEL NETWORK, INC.

STATEMENTS OF OPERATIONS

For the Year Ended June 30, 2005

And the Period from Inception (October 23, 2003) through June 30, 2004

	Year Ended	Inception to
	June 30,	June 30,
	2005	2004
REVENUE
Travel agent products	$ 1,453,972	$ 193,179
National events	196,624	37,423
Commissions	89,521	16,653
Total revenues	1,740,117	247,255

COST OF REVENUE
Travel agent products	822,602	131,083
National event services	204,622	32,607
Commissions	59,759	9,522
Total cost of revenue	1,086,982	173,212

Gross profit	653,135	74,043

Selling, general and administrative expenses	865,456	189,097
Depreciation expense	12,012	2,771
Loss from operations	(224,333)	(117,825)

Interest income, net	129	-
Net loss applicable to common stock	$ (224,204)	$ (117,825)

Basic and Diluted Per Common Share Data
Basic and diluted net loss per share	$ (0.01)	$ (0.01)

Weighted average shares outstanding	23,130,619	23,000,000

The accompanying notes are an integral part of the financial statements.

PRO TRAVEL NETWORK, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Year Ended June 30, 2005

And the Period from Inception (October 23, 2003) through June 30, 2004

	Common Shares	Common Stock	Additional Paid in Capital	Retained Earnings	Total

Stock issued for:
Cash	22,500,000	$ 22,500	$ 7,500	$ -	$ 30,000
Services	52,500,000	52,500	17,500	-	70,000

Share cancellation	(6,000,000)	(6,000)	6,000		-
Share cancellation	(69,000,000)	(69,000)	69,000		-
Share re-issuance	23,000,000	23,000	(23,000)	-	-

Net loss				(117,825)	(117,825)

Balances, June 30, 2004	23,000,000	23,000	77,000	(117,825)	(17,825)

Stock issued for:
Cash	209,000	209	104,291	-	104,500
Services	500,000	500	249,500	-	250,000

Net loss				(224,204)	(224,204)

Balances, June 30, 2005	23,709,000	$ 23,709	$ 430,791	$ (342,029)	$ 112,471

The accompanying notes are an integral part of the financial statements.

PRO TRAVEL NETWORK, INC.

STATEMENTS OF CASH FLOWS

For the Year Ended June 30, 2005

And the Period from Inception (October 23, 2003) through June 30, 2004

	Year Ended	Inception to
	June 30,	June 30,
	2005	2004

Cash flows from operating activities:
Net (loss) income	$ (224,204)	$ (117,825)

Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Share based compensation	250,000	70,000
Provision for bad debt	14,349	21,004
Depreciation and amortization	12,012	2,771
Changes in assets and liabilities
Accounts receivable	(19,000)	(4,005)
Inventory	(9,137)	(1,150)
Prepaid expenses and other	(172,716)	(21,754)
Deferred revenue	121,778	-
Accounts payable and accrued expenses	40,195	43,580

Net cash provided by (used in ) operating activities	13,277	(7,379)

Cash flows from investing activities:
Purchase of property and equipment	(35,060)	(21,000)

Cash flows from financing activities:
Proceeds from the issuance of common stock	104,500	30,000

Net increase in cash and cash equivalents	82,717	1,621
Cash and cash equivalents, at beginning of year	1,621	-

Cash and cash equivalents, at end of year	$ 84,338	$ 1,621

The accompanying notes are an integral part of the financial statements.

PRO TRAVEL NETWORK, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A – THE COMPANY

Nature of Business

Pro Travel Network, Inc. (the “Company” or “Pro Travel”) is a Nevada corporation that was incorporated on October 23, 2003.   The Company was initially named PTN Investment Group, Inc. and up through May 2005 was doing business as Pro Travel Network.  In May 2005, the Company amended its Articles of Incorporation and changed its name to Pro Travel Network, Inc.

Pro Travel serves the travel industry by providing tools, support systems, and comprehensive training for its extensive network of independent, home-based travel agents throughout North America.

NOTE B — SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Credit Risk

The Company is subject to credit risk relative to its trade receivables.   However, credit risk with respect to trade receivables is minimized due to the nature of its customer base and the geographic dispersion of such customers.

Property  and Equipment

Property and equipment are recorded at cost.  The cost and related accumulated depreciation of assets sold, retired or otherwise disposed of are removed from the respective accounts, and any resulting gains or losses are included in the Statements of Operations. Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the related assets as follows:

Furniture and fixtures	7 years

Computers and software	3 years

Leasehold improvements	Shorter of asset life or term of lease

Depreciation and amortization expense related to property and equipment was approximately $23,060, and $2,505 for the years ended June 30, 2005, and 2004, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sale price is fixed and determinable and collectibility is reasonably assured.  The Company’s primary sources of revenue are discussed below.

Travel Agent Products

The Company’s revenues from sales of travel agent products primarily relate to sales of its Independent Travel Agent Package kit (“ITAP Kit”) and sales of its Representative Trainer program license (“RT License”).  Purchasers of the ITAP Kit receive every thing they need to start their own travel agency and become an independent travel agent. Revenue from the sale of ITAP Kits is recognized on enrollment as an Independent Travel Agent at the time the ITAP kit is shipped to the enrollee. Renewals are recognized annually on the agent’s enrollment anniversary.

Purchasers of the RT License gain access to the network marketing side of the Company’s business. Representative Trainers pay an initial enrollment fee  and a monthly license fee. The initial enrollment fee is recognized as revenue on the enrollment date. The monthly license fee is recognized monthly as it is billed.

Each type of license has return and refund options. Refunds reduce revenues when reimbursed.

National Event Services

National event services revenues relate to special promotional training events the Company organizes for purchasers of its travel agent products that are held three to four times a year at resort destination locations.  These are training events designed to give the Company’s independent travel agents the opportunity to enhance their skills by learning new and innovative ways to maximize the earnings potential of their recently acquired travel agent products.  Since these training events occur at a specific point in time, all proceeds received from participants and expenditures paid to the resort vendors are deferred and recognized in the period in which the event occurs.  The Company evaluates the proceeds received from participants relative to non-refundable event expenditures that it has made on a monthly basis to assess expected profitability.  At such time as the Company makes a determination that it is probable that it will not realize participant bookings sufficient to cover its non-refundable event expenditures the Company recognizes a charge equal to the anticipated deficiency.

Commission Revenue

The Company has negotiated arrangements with many travel industry vendors (e.g., hotels, vacation resorts and cruise lines) (“Preferred Suppliers”) that provide the Company the opportunity to earn a commission when one of its independent travel agents makes a booking with one of the Preferred Suppliers.  At the time the Company sells one of its ITAP Kits, it also enters into an agreement with the independent travel agent wherein the Independent Travel Agent agrees that it will earn a percentage (typically 70%) of any commissions generated from bookings with Preferred Suppliers.  As the host travel agency, the Company receives the commission payment directly from the Preferred Supplier.  Upon receipt of the commission from the Preferred Supplier, the Company recognizes income equal to the gross commission received and recognizes  cost of revenues equal to the percentage of the commission due the Independent Travel Agent.

Accounting for revenues and associated costs under preferred supplier agreements on a gross basis complies with Emerging Issues Task Force Issue 99-19 which indicates that if the company acts as an agent or broker and assumes the risk and rewards of ownership over the goods or services being provided, revenue and related costs should be recognized on a gross basis. The application of ETIF 99-19 to the Company’s commission arrangements is based upon the following relevant issues:

•

Pro Travel Network is the primary obligor in the arrangements with preferred suppliers

•

Pro Travel Network has complete latitude in establishing pricing with both their suppliers and their agents

•

Pro Travel Network has the ability to change Preferred Suppliers and the products and services they provide at any time

•

Pro Travel Network has sole discretion in selecting and maintaining Preferred Suppliers

•

Pro Travel Network determines the nature of product or service specifications

•

Pro Travel Network has full risk regarding selection of support systems

Income Taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company recognizes deferred tax assets if it is more likely than not that the assets will be realized in future years.

Stock-Based Compensation

From time to time, the Company issues shares of common stock to its directors, certain employees and non-employee service providers. The Company recognizes the fair value of those shares at the date of grant as unearned compensation and amortizes such amount to compensation expense ratably over the vesting period of each grant.  In those instances where the award is immediately vested, the Company recognizes a charge for stock based compensation on the date of grant.

New Accounting Standards

In December 2004, the FASB issued SFAS No.123R, "Accounting for Stock-Based Compensation" (“SFAS No. 123R”).  SFAS No.123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  SFAS No.123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No.123R, only certain pro forma disclosures of fair value were required. SFAS No.123R shall be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. As of June 30, 2005, the Company has not issued any options to employees.   The Company will adopt SFAS No. 123R  as of January 1, 2006, the beginning of its third interim reporting period.  The impact of the adoption of SFAS No. 123R  on the financial statements of the Company during fiscal year 2006 will depend largely on the number of grants, if any, that are made to employees.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flows.

NOTE C — SUPPLEMENTAL CASH FLOW FINANCIAL INFORMATION

The supplemental disclosure requirements for the statements of cash flows are as follows:

	2005	2004

Cash paid during the period for:
Interest and income taxes	$ -	$ -

Non-cash financing and investing activities:
Issuance of common stock for services	$250,000	$70,000

NOTE D — NET INCOME PER COMMON SHARE

Basic per common share amounts are computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and Redeemable Convertible Preferred Stock and are calculated using the treasury stock method.  As of June 30, 2005 and 2004, there were no dilutive potential common shares outstanding.

NOTE E — INCOME TAXES

Income taxes are not due since the Company has incurred a loss since inception. Pro Travel  has deductible net operating losses of approximately $22,029 at June 30, 2005. These expire 20 years after incurred. Components of deferred tax assets and liabilities at June 30, 2005 are as follows:

Deferred tax asset – net operating loss carry-forwards	$ 7,710
Valuation allowance	(7,710)
Net deferred tax asset	$ —

Pro Travel has recorded a full valuation allowance against its deferred tax asset since it believes it is more likely than not that such deferred tax asset will not be realized.

NOTE F — COMMON STOCK

Common Stock – Share Cancellation and Re-issuance

In May 2005, the Company amended its Articles of Incorporation to change its name to Pro Travel Network, Inc. from PTN Investment Group, Inc. and reduce the aggregate number of its authorized shares to 50,000,000 from 75,000,000.  Prior to the amendment, two non-employee shareholders returned an aggregate of 6,000,000 shares to the Company which the Company cancelled.  Following this cancellation, the Company had 69,000,000 shares issued and outstanding.  Contemporaneous with the reduction of the number of authorized shares, the Company issued new certificates for a total of 23,000,000 shares to replace the certificates for the then outstanding 69,000,000 shares that were previously issued in the name of PTN Investment Group, Inc.  The effect of share cancellation and re-issuance has been reflected as of the beginning of the earliest period presented in the accompanying financial statements.

Common Stock – Issuances for Services

During the years ended June 30, 2005 and 2004, the Company granted 500,000 and 52,500,000 shares of common stock, respectively, for services to certain employees and non-employee service providers. The aggregate granted shares were immediately vested.  The Company recognized share based compensation expense of $250,000 and $70,000, for the years ended June 30, 2005 and 2004, respectively.   The charges for share based compensation expense are included in selling, general and administrative expenses in the statements of operations

Warrants

During the year ended June 30, 2005, the Company entered into an arrangement with a third-party service provider that upon the completion of certain performance obligations provides for the issuance of 500,000 five-year cash-less warrants to acquire 500,000 common shares at an exercise price of $.20 per share.  The Company anticipates that these warrants will be issued during fiscal 2006 at which time the Company will recognize a charge for share based compensation equal to the fair value of the warrants on the date of grant.

NOTE G — LEASES

The Company leases office space under a non-cancelable operating lease.  Rent expense was $21,559 and $1,113 for the years ended June 30, 2005, and 2004, respectively.

Future minimum rental payments, by year and in the aggregate, under operating leases with terms of one year or more at June 30, 2005 are as follows:

2006	$55,032
2007	47,560
2008	54,186
2009	50,960
2010	63,180
Thereafter	132,480

$403,398

NOTE H – DEPOSITS

Deposits are comprised of operating lease deposits of approximately $14,000 and amounts on deposit with two third-party credit card payment processing services that serve as collateral in case the Company ceased operations or experienced excessive charge backs with its customers totaling $124,000.  Of the $124,000, approximately $35,000 relates to a credit card processing service that ceased operations prior to returning the Company’s deposit.  Although the Company is pursuing collection of this amount, it has provided an allowance for the entire balance.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS

PRO TRAVEL NETWORK, INC.

Dated ____________________

Selling shareholders are offering up to 400,340 shares of common stock. The selling shareholders will offer their shares at $1.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our By-laws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM AMOUNT

SEC Registration Fee                                       60

GPT Fees and Expenses *                         75,000

Accounting Fees and Expenses*               25,000

Total*                                                       100,006

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

We were originally incorporated in Nevada as PTN Investment Group, Inc. on October 23, 2003.  In May 2005, we amended our Articles of Incorporation to change our name to Pro Travel Network, Inc. from PTN Investment Group, Inc. and reduce the aggregate number of our authorized shares to 50,000,000 from 75,000,000.  Prior to the amendment, Beverly Thomas and Dorothy Harmon returned an aggregate of 6,000,000 shares to us which we cancelled.

Upon formation, we issued original founder’s shares as follows:

		Number	Cash
	Date of	of	Consideration
Description	Issuance	Shares	Given
Issuance of Founders' Shares

Paul Henderson	October-03	37,500,000	$ 10,000.00

Lee & Beverly Thomas	October-03	22,500,000	$ 10,000.00

Dorothy Harmon	October-03	7,500,000	$ 10,000.00

Valerie Penley	October-03	7,500,000	$ -

The initial issuance of Founder’s shares was accounted for partially as stock in exchange for cash and partially as stock in exchange for services. 22,500,000 of these shares were issued in exchange for cash of $30,000 or $0.13 per share. The balance of 52,500,000 shares was accounted for as stock in exchange for services and reflected in the financial statements for the period from inception (October 23, 2003) to June 30, 2004 as share based compensation in the amount of $70,000 or $0.13 per share.

Valerie Penley’s shares were transferred to her mother, Nancy Singer, upon her death in late 2005.

In April 2005, we engaged GoPublicToday.com to perform consulting and advisory services in conjunction with the development of this registration statement and the acquisition of qualification for quotation of our securities on the over the counter bulletin board.  We issued GPT 500,000 shares on 4/14/2005 valued at $.50  per share based upon stock sale prices in our placement.

In April and May 2005, we sold 209,000 shares of common stock to 10 of the individuals or entities listed in Selling Stockholders, 5 of whom were accredited investors, at a price of $ .50 per share for total consideration of $104,500.

In December 2005, we sold 171,340 shares of common stock to 48 of the individuals or entities listed in Selling Stockholders, 16 of whom were accredited investors, at a price of $1.25 per share for total consideration of $214,175. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

o None of these issuances involved underwriters, underwriting discounts or commissions;

o We placed restrictive legends on all certificates issued;

o No sales were made by general solicitation or advertising;

o The distributions were made only to investors who were accredited or sophisticated enough to evaluate the risks of the investment, based upon the fact that all investors were known to us and had a prior relationship with us and based upon information provided in subscription agreements.

The offerings were conducted by our officer and director, who received no commissions or other remuneration.  An offering circular was used in the December 2005 offering.

In connection with the above transactions, although some of the investors were accredited, we provided the following to all investors:

o Access to all our books and records.

o Access to all material contracts and documents relating to our operations.

o The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

1 Articles of Incorporation of Pro Travel Network, Inc.*

2 Bylaws of Pro Travel Network, Inc.

3 Amendment to Articles of Incorporation

Item 4

Form of common stock Certificate of the Pro Travel Network, Inc.(1)

Item 5

Legal Opinion of Williams Law Group, P.A.

Item 10

10.1

Henderson Employment Agreement

10.2

Agent Agreement Terms and Conditions

10.3

Amended and Restated Service Contract dated April 6, 2006 between Public Company Management Corporation and Pro Travel Networks, Inc.*

Item 23

1 Consent of Malone & Bailey PC*

2 Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

*Filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Fresno, State of California on April 10, 2006.

Pro Travel Network, Inc.

Title Name Date Signature ----- ---- ---- --------- Principal Executive Officer Paul Henderson 4-10, 2006 /s/ Paul Henderson Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE NAME TITLE DATE --------- ---- ----- ---- /s/ Paul Henderson Paul Henderson Director April 10, 2006